NEWS

For Release: September 2, 2003

Contact:          Financial:     Joseph F. Morris
                                 Senior Vice President, Chief Financial Officer
                                 & Treasurer
                                 (215) 443-3612 or morris@penn-america.com

                  Media:         David Kirk, APR
                                 (610) 792-3329 or davidkirk@thePRguy.com

Summary: Penn-America Group, Inc. (NYSE:PNG) executives to present at investor events

      HATBORO, PA (September 2, 2003) --Executives of Penn-America Group, Inc. (NYSE:PNG) will make public investor presentations at the 2003 KBW Insurance Conference in New York (Wednesday, September 3) and at the Sandler O'Neill & Partners, L.P. Insurance Conference in New York (Tuesday, September 16).

      The September 3 event will be broadcast via webcast at 8:50 a.m. Eastern time at http://customer.nvglb.com/keef001/090303a_cy/.

      The September 16 event also will be broadcast via webcast at 11:30 a.m. Eastern time at http://sandler.ninesystems.com/event_registration/ins2003/main.asp

      Jon S. Saltzman, president and chief executive officer and Joseph F. Morris, senior vice president, chief financial officer and treasurer, will deliver the September 3 presentation and Morris will present at the September 16 conference.
      Penn-America Group, Inc. (NYSE: PNG) is a specialty property and casualty insurance holding company that markets and underwrites general liability, commercial property and multi-peril insurance for small businesses in small towns and rural areas through a select network of wholesale general agents in the excess and surplus lines market.

                                    --more--

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(NYSE:PNG) executives to present at investor events


Forward-Looking Information

Certain information included in this news release and other statements or materials published or to be published by the company are not historical facts but are forward-looking statements including, but not limited to, such matters as anticipated financial performance, business prospects, technological developments, new and existing products, expectations for market segment and growth, and similar matters. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company provides the following cautionary remarks regarding important factors which, among others, could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the company's business, and the other matters referred to above include, but are not limited to: (1) risks inherent in establishing loss and loss adjustment expense reserves; (2) uncertainties relating to the financial ratings of the company's insurance subsidiaries; (3) uncertainties relating to government and regulatory policies; (4) uncertainties arising from the cyclical nature of the company's business; (5) changes in the company's relationships with, and the capacity of, its general agents; and (6) the risk that the company's reinsurers may not be able to fulfill their obligations to the company. For additional disclosure regarding potential risk factors, refer to documents filed by the company with the Securities and Exchange Commission, including the company's 2002 10-K.

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